Exhibit 99.1

               Station Casinos Announces Record Fourth
 Quarter and Full-Year Results, Opening Date for Red Rock Resort and
                          Declares Dividend

    LAS VEGAS--(BUSINESS WIRE)--Jan. 31, 2006--Station Casinos, Inc. (NYSE: STN - News; "Station" or the "Company") today announced the results of its operations for the fourth quarter ended December 31, 2005.

    Highlights include:

    -- Record fourth quarter EBITDA (1) of $123.9 million, an increase of 16% over the prior year's fourth quarter and record EBITDA for the year of $480.9 million, an increase of 25% over the prior year.

    -- Adjusted for non-recurring items and development expense, diluted earnings per share ("EPS") of $0.69 compared to $0.58 in the prior year's fourth quarter, an increase of 19%. For the full year 2005, diluted earnings per share were $2.74 versus $2.10 in the prior year, an increase of 30%.

    -- EBITDA margins for its Major Las Vegas Operations, including Green Valley Ranch, increased to 41.4% from 39.2% in the prior year's fourth quarter.

    -- Revenues from its Major Las Vegas Operations, including Green Valley Ranch, increased 11% from the prior year's fourth quarter, marking the eighth consecutive quarter of double-digit revenue growth on a year-over-year basis. For the full year 2005, revenues from its Major Las Vegas Operations, including Green Valley Ranch, increased 15% over the prior year.

    -- Entering into a 50/50 joint venture with an affiliate of the Greenspun Corporation to develop Aliante Station, a hotel and casino to be located in the Aliante master-planned community in North Las Vegas, Nevada.

    -- Executing a letter of intent and announcing plans to open a Bass Pro Shops Outdoor World superstore in conjunction with the Company's proposed resort hotel and casino in Reno, Nevada.

    -- Increasing the Company's revolving credit facility from $1 billion to $2 billion, extending the maturity date of the facility to December 2010 and reducing the borrowing costs.

    -- For the second year in a row, the Company was selected as one of FORTUNE magazine's "100 Best Companies to Work For." Station is still the only Nevada-based company or member of the gaming industry to ever be selected for this honor.

    -- Declared a quarterly cash dividend of $0.25 per share payable on March 3, 2006 to shareholders of record on February 10, 2006.

    Results of Operations

    The Company's net revenues for the fourth quarter ended December 31, 2005 were approximately $285.1 million, an increase of 8% compared to the prior year's fourth quarter. The Company reported EBITDA for the quarter of $123.9 million, an increase of 16% compared to the prior year's fourth quarter. For the fourth quarter, Adjusted Earnings
(2) applicable to common stock were $46.9 million, or $0.69 per share, an increase of 19% over the prior year's $0.58 per share on a comparable basis. This marks the sixteenth consecutive quarter of year-over-year growth of Adjusted EBITDA, EBITDA margin and EPS.
    During the fourth quarter, the Company incurred preopening costs related to projects under development of $3.1 million, $3.0 million in costs to terminate certain leases and $2.0 million in costs to develop new gaming opportunities, primarily related to Native American gaming. Including these items, the Company reported net income of $41.7 million and diluted earnings applicable to common stock of $0.61 per share.
    The Company's earnings from its Green Valley Ranch joint venture for the fourth quarter were $12.5 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch's operating income. For the quarter, Green Valley Ranch generated EBITDA before management fees of $28.0 million, a 33% increase compared to the prior year's fourth quarter. These numbers include results from the $125 million expansion of that property, which opened in December 2004 and included approximately 300 new hotel rooms and 25,000 square feet of additional meeting and convention space. "We continue to be pleased with the significant returns that have been generated on the capital invested at Green Valley Ranch. Despite construction disruption related to the Phase III expansion of that property, as well as the addition of new supply in the market, we expect Green Valley Ranch to generate EBITDA for 2006 in excess of 2005's record levels," said Lorenzo J. Fertitta, vice chairman and president.

    Las Vegas Market Results

    For the quarter, net revenues from the Major Las Vegas Operations, including Green Valley Ranch, increased to $313.6 million, an 11% increase compared to the prior year's quarter, while EBITDA from those operations increased 18% to $129.9 million. "The fundamentals of our business remain strong and the Las Vegas economy continues to be vibrant. We continue to believe in the elasticity of the Las Vegas local's market as new capacity gets absorbed during 2006," said Lorenzo Fertitta.
    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $1.95 billion as of December 31, 2005. Total capital expenditures were $250.6 million for the fourth quarter. Expansion and project capital expenditures included $152.8 million for Red Rock Resort, $7.0 million for the expansion of Santa Fe Station, $6.8 million for the expansion of Fiesta Henderson and $47.1 million for the purchase of land. In addition, during the fourth quarter the Company purchased approximately 289,000 shares of its common stock for approximately $18.2 million. As of December 31, 2005, the Company's debt to cash flow ratio as defined in its bank credit facility was 4.1 to 1.

    Opening Date for Red Rock Resort and Future Development Plans

    The Company has established April 18, 2006 as the opening date for Phase I of Red Rock Resort, which is located in the Summerlin master-planned community in Las Vegas, Nevada. The initial phase of Red Rock Resort will include over 400 hotel rooms, approximately 3,000 slot machines, 94,000 square feet of meeting and convention space, a 35,000 square-foot spa, eight full service restaurants, a 16-screen movie theater complex, a night club and parking for approximately 5,200 vehicles. The cost of Phase I is expected to be approximately $760 million. Phase II of Red Rock Resort, which includes an additional hotel tower containing over 400 hotel rooms, is currently under construction and is expected to open by the end of 2006. The total cost of both phases of the project is expected to be approximately $925 million.
    As previously announced, the next property the Company anticipates developing is Aliante Station, which will be located in the Aliante master-planned community in North Las Vegas, Nevada. This project is a 50/50 joint venture with an affiliate of the Greenspun Corporation, the Company's partner in Green Valley Ranch. The first phase of Aliante Station is expected to include 200 hotel rooms, approximately 2,000 slot machines, multiple full service restaurants and a multi-screen movie theater complex. Construction on this project is expected to commence in late 2006 or early 2007 with a projected opening date in mid 2008. The project is expected to cost between $400 million and $450 million. Similar to Green Valley Ranch, Station will manage the property and received a management fee of 2% of revenues and approximately 5% of EBITDA.
    In addition to the development of Aliante Station, the Company owns or controls four undeveloped parcels of gaming-entitled property located in the Las Vegas valley, as well as two undeveloped parcels in Reno, Nevada. The Company also has numerous other development opportunities in the form of potential master-planned expansions of its existing properties. "The focus of our development program over the next few years will be the Las Vegas local's market and Reno. While we have also assembled 67 acres around the current Wild Wild West site for future development, we anticipate that such development will not proceed until after we further expand our local's franchise," said Lorenzo Fertitta.

    Dividend

    The Company's Board of Directors has declared a quarterly cash dividend of $0.25 per share. The dividend is payable on March 3, 2006 to shareholders of record on February 10, 2006.

    Fiscal 2006 and 2007 Guidance

    The guidance detailed below is divided into two components, earnings from core operations and total earnings. Core operations is defined as earnings before the interest carrying costs associated with the Company's land held for development and its advances to native American tribes. For the first quarter of 2006, the Company expects EBITDA of approximately $125 million to $130 million and EPS from core operations of $0.73 to $0.78, excluding development expense and other non-recurring items. Total EPS for the first quarter is expected to be $0.66 to $0.72. The guidance for the first quarter assumes approximately $7 million of construction disruption relating to the Santa Fe Station, Fiesta Henderson and Green Valley Ranch master-planned expansions. The projected revenue growth for the first quarter is 7% to 10% excluding the impact of the construction disruption. Including the impact of the construction disruption, the projected revenue growth for the first quarter is 4% to 7%. For the full year 2006, the Company expects EBITDA of approximately $545 million to $565 million, excluding development expense and non-recurring items and Adjusted Earnings applicable to common stock from its core operations of approximately $2.79 to $2.96, assuming 70 million fully diluted shares. Total EPS for 2006 is expected to be $2.53 to $2.71. This guidance assumes approximately $16 million of construction disruption relating to the Santa Fe Station, Fiesta Henderson and Green Valley Ranch master-planned expansions. It also assumes the opening of Phase I of Red Rock Resort on April 18, 2006, the completion of most of the components of the Fiesta Henderson expansion in the third quarter of 2006, the completion of the Santa Fe Station expansion in phases beginning in the third quarter of 2006 through the fourth quarter of 2006 and the completion of the Green Valley Ranch expansion from the fourth quarter of 2006 through early 2007. The full year 2006 guidance assumes revenue growth in the Major Las Vegas Operations (excluding Green Valley Ranch) of 22% to 27% over the prior year, with an effective tax rate of 37.2%.
    The Company is initiating guidance for fiscal 2007 of approximately $630 million to $670 million of EBITDA and $3.07 to $3.43 of EPS from its core operations. Total EPS for 2007 is expected to be $2.77 to $3.13. This guidance assumes that Phase II of Red Rock Resort opens at the end of 2006, and further assumes an effective tax rate of 37.0% and 70 million diluted shares outstanding.

    Conference Call Information

    The Company will host a conference call today, Tuesday, January 31, at 12:00 p.m. (Eastern Time) to discuss its fourth quarter and full-year 2005 financial results and provide guidance for 2006 and 2007. Those interested in participating in the call should dial (866) 633-6299 or (706) 679-5908 for international callers, approximately 10 minutes before the call start time. A live audio webcast of the call, as well as supplemental tables and charts, will also be available at the Company's website, www.stationcasinos.com (3). A replay of the call will be available from 3:00 p.m. (Eastern Time) on January 31, 2006, until 12:00 p.m. (Eastern Time) on February 9, 2006 at (800) 642-1687. The reservation number is 3972727.

    Company Information and Forward Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company and The Greens in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

    This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its Registration Statement on Form S-4 File No. 333-128963. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investors" section of the Company's website at www.stationcasinos.com (3).
    Construction projects such as Red Rock Resort and the master-planned expansions of Santa Fe Station, Fiesta Henderson and Green Valley Ranch entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.
    Development of the proposed gaming and entertainment project with the Gun Lake Tribe and the operation of Class III gaming at that project are subject to certain governmental and regulatory approvals, including, but not limited to, the governor of the State of Michigan signing the Gun Lake Tribe's state gaming compact, the Department of the Interior completing the process of taking land into trust for the benefit of the Gun Lake Tribe and approval of the management agreement by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.
    (1) EBITDA consists of net income plus income tax provision, interest and other expense, loss on early retirement of debt, preopening expenses, lease terminations, depreciation, amortization, development expense, certain litigation, Regulation 6A fine and related investigative costs. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, loss on early retirement of debt, preopening expenses, lease terminations, depreciation, amortization, development expense, certain litigation, Regulation 6A fine and related investigative costs, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.
    (2) Adjusted Earnings excludes development expense, preopening expenses, lease terminations, loss on early retirement of debt, loss on sale of land, certain litigation, Regulation 6A fine and related investigative costs. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.
    (3) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the audio webcast of the fourth quarter conference call. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.




                         Station Casinos, Inc.
                 Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                              (unaudited)


                                                    December 31,
                                              -----------------------
                                                 2005        2004
                                              ----------- -----------

Assets:
  Cash and cash equivalents                      $85,552     $68,417
  Receivables, net                                19,604      21,452
  Other current assets                            34,055      29,652
                                              ----------- -----------
    Total current assets                         139,211     119,521
  Property and equipment, net                  1,990,584   1,367,957
  Other long-term assets                         799,248     558,106
                                              ----------- -----------
    Total assets                              $2,929,043  $2,045,584
                                              =========== ===========



Liabilities and stockholders'
 equity:
  Current portion of long-term debt                 $108     $16,917
  Other current liabilities                      228,657     159,099
                                              ----------- -----------
    Total current liabilities                    228,765     176,016
  Revolving credit facility                      330,000      51,500
  Senior and senior subordinated notes         1,606,545   1,265,686
  Other debt                                       9,136       6,037
  Interest rate swaps, mark-to-market             (1,461)     (1,927)
  Other long-term liabilities                    125,244      59,351
                                              ----------- -----------
    Total liabilities                          2,298,229   1,556,663
  Stockholders' equity                           630,814     488,921
                                              ----------- -----------
    Total liabilities and stockholders'
     equity                                   $2,929,043  $2,045,584
                                              =========== ===========




                         Station Casinos, Inc.
            Condensed Consolidated Statements of Operations
             (amounts in thousands, except per share data)
                              (unaudited)


                             Three Months Ended   Twelve Months Ended
                                December 31,         December 31,
                             ------------------- ---------------------
                               2005      2004      2005       2004
                             --------- --------- ---------- ----------
Operating revenues:
  Casino                     $212,674  $197,568   $825,995   $730,584
  Food and beverage            37,433    36,881    146,774    140,332
  Room                         15,167    14,512     61,238     57,057
  Other                        14,341    11,035     52,550     42,008
  Management fees              24,214    22,444     95,144     84,618
                             --------- --------- ---------- ----------
    Gross revenues            303,829   282,440  1,181,701  1,054,599
  Promotional allowances      (18,761)  (17,702)   (72,868)   (67,857)
                             --------- --------- ---------- ----------
    Net revenues              285,068   264,738  1,108,833    986,742
                             --------- --------- ---------- ----------

Operating costs and
 expenses:
  Casino                       73,340    70,577    286,503    273,816
  Food and beverage            26,436    26,336    102,970    100,548
  Room                          5,368     5,452     21,094     21,053
  Other                         4,577     4,238     17,799     16,820
  Selling, general and
   administrative              47,221    46,017    181,670    172,923
  Corporate                    14,763    13,315     57,619     47,189
  Development                   1,998     2,374      8,747     10,683
  Depreciation and
   amortization                25,833    23,690    101,356     85,807
  Preopening                    3,106       271      6,560        848
  Lease terminations            3,000         -     14,654          -
                             --------- --------- ---------- ----------
                              205,642   192,270    798,972    729,687
                             --------- --------- ---------- ----------

Operating income               79,426    72,468    309,861    257,055
  Earnings from joint
   ventures                    10,529     8,275     38,885     26,524
                             --------- --------- ---------- ----------
Operating income and
 earnings from joint
 ventures                      89,955    80,743    348,746    283,579
                             --------- --------- ---------- ----------

Other income (expense):
  Interest expense, net       (22,062)  (18,299)   (80,378)   (76,799)
  Interest and other
   expense from joint
   ventures                    (1,648)   (1,214)    (6,947)    (4,485)
  Loss on early retirement
   of debt                          -         -     (1,278)   (93,265)
  Other                          (318)     (502)    (3,916)    (3,801)
                             --------- --------- ---------- ----------
                              (24,028)  (20,015)   (92,519)  (178,350)
                             --------- --------- ---------- ----------

Income before income taxes     65,927    60,728    256,227    105,229
  Income tax provision        (24,250)  (22,716)   (94,341)   (38,879)
                             --------- --------- ---------- ----------
Net income                    $41,677   $38,012   $161,886    $66,350
                             ========= ========= ========== ==========

Basic and diluted earnings
 per common share:
  Net income
    Basic                       $0.63     $0.57      $2.46      $1.03
    Diluted                     $0.61     $0.55      $2.40      $1.00

Weighted average common
 shares outstanding
    Basic                      66,189    66,494     65,707     64,362
    Diluted                    68,102    68,494     67,588     66,264

Dividends paid per common
 share                         $0.250    $0.210     $0.920     $0.685




                         Station Casinos, Inc.
                        Summary Information and
                Reconciliation of Net Income to EBITDA
      (amounts in thousands, except occupancy percentage and ADR)
                              (unaudited)


                           Three Months Ended    Twelve Months Ended
                               December 31,          December 31,
                           ------------------- -----------------------
                             2005      2004        2005        2004
                           --------- --------- ----------- -----------
Major Las Vegas
 Operations (a):
----------------
Net revenues               $248,872  $232,135    $968,017    $868,248

Net income                  $38,825   $34,077    $154,907    $112,692
  Income tax provision       22,802    20,015      90,977      66,186
  Interest and other
   expense, net              16,064    13,033      57,299      53,800
  Depreciation and
   amortization              24,157    22,272      94,784      80,809
  Preopening expenses             -         -         147           -
  Litigation,
   Regulation 6A fine
   and related
   investigative costs            -         -           -       3,303
                           --------- ---------   ---------   ---------
EBITDA                     $101,848   $89,397    $398,114    $316,790
                           ========= =========   =========   =========

Green Valley Ranch (50%
 owned):
-----------------------
Net revenues                $64,702   $49,563    $238,355    $177,189

Net income                  $16,072   $11,970     $55,532     $36,461
  Interest and other
   expense, net               6,059     4,585      24,503      16,611
  Depreciation and
   amortization               5,873     4,500      22,262      17,147
  Lease terminations              -         -       1,632       7,284
  Litigation                      -         -           -          75
                           --------- ---------   ---------    --------
EBITDA                      $28,004   $21,055    $103,929     $77,578
                           ========= =========   =========    ========

Major Las Vegas Operations
 including Green Valley Ranch:
  ----------------------------
Net revenues               $313,574  $281,698  $1,206,372  $1,045,437

Net income                  $54,897   $46,047    $210,439    $149,153
  Income tax provision       22,802    20,015      90,977      66,186
  Interest and other
   expense, net              22,123    17,618      81,802      70,411
  Depreciation and
   amortization              30,030    26,772     117,046      97,956
  Lease terminations              -         -       1,632       7,284
  Preopening expenses             -         -         147           -
  Litigation,
   Regulation 6A fine
   and related
   investigative costs            -         -           -       3,378
                           --------- ---------  ----------   ---------
EBITDA                     $129,852  $110,452    $502,043    $394,368
                           ========= =========  =========-   =========

Total Station Casinos,
 Inc. (b):
----------------------
Net income                  $41,677   $38,012    $161,886     $66,350
  Income tax provision       24,250    22,716      94,341      38,879
  Interest and other
   expense, net              24,028    20,015      91,241      85,085
  Depreciation and
   amortization              25,833    23,690     101,356      85,807
  Development expense         1,998     2,374       8,747      10,683
  Preopening expenses         3,106       271       6,560         848
  Lease terminations          3,000         -      15,470       3,642
  Loss on early
   retirement of debt             -         -       1,278      93,265
  Litigation,
   Regulation 6A fine
   and related
   investigative costs            -         -           -         813
                           --------- ---------  ----------   ---------
EBITDA                     $123,892  $107,078    $480,879    $385,372
                           ========= =========  ==========   =========

Occupancy percentage             94%       96%         96%         96%
ADR                             $60       $57         $61         $56



(a) The Major Las Vegas Operations include the wholly owned properties of Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b) Total Station Casinos, Inc. includes the Major Las Vegas
    Operations, Wild Wild West, Wildfire, Magic Star (since August 2,
    2004), Gold Rush (since August 2, 2004), the Company's earnings from joint ventures, management fees and Corporate expense.




                         Station Casinos, Inc.
               Reconciliation of GAAP Net Income and EPS
                     to Adjusted Earnings and EPS
             (amounts in thousands, except per share data)
                              (unaudited)


                              Three Months Ended   Twelve Months Ended
                                  December 31,         December 31,
                              ------------------   -------------------
                                  2005     2004       2005      2004
                              ---------  --------   --------   -------

Adjusted Earnings
Net income                      $41,677  $38,012   $161,886   $66,350
  Development expense, net        1,299    1,543      5,686     6,944
  Preopening expenses, net        2,019      176      4,264       551
  Loss on sale of land, net           -        -      2,220     1,782
  Loss on early retirement
   of debt, net                       -        -        831    60,622
  Lease terminations, net         1,950        -     10,055     2,367
  Litigation, Regulation 6A
   fine and related
   investigative costs, net           -        -          -       528
                              --------- --------   --------  --------
Adjusted Earnings               $46,945  $39,731   $184,942  $139,144
                              ========= ========   ========  ========

Adjusted basic earnings per common
 share:
Net income                        $0.63    $0.57      $2.46     $1.03
  Development expense, net         0.02     0.02       0.09      0.11
  Preopening expenses, net         0.03     0.01       0.07      0.01
  Loss on sale of land, net           -        -       0.03      0.03
  Loss on early retirement
   of debt, net                       -        -       0.01      0.94
  Lease terminations, net          0.03        -       0.15      0.03
  Litigation, Regulation 6A
   fine and related
   investigative costs, net           -        -          -      0.01
                              --------- --------    -------  --------
Adjusted basic earnings per
 common share                     $0.71    $0.60      $2.81     $2.16
                              ========= ========   ========  ========

Weighted average common
 shares outstanding - basic      66,189   66,494     65,707    64,362


Adjusted diluted earnings per
 common share:
Net income                        $0.61    $0.55      $2.40      1.00
  Development expense, net         0.02     0.02       0.08      0.11
  Preopening expenses, net         0.03     0.01       0.07      0.01
  Loss on sale of land, net           -        -       0.03      0.03
  Loss on early retirement of
   debt, net                          -        -       0.01      0.91
  Lease terminations, net          0.03        -       0.15      0.03
  Litigation, Regulation 6A fine
   and related
    investigative costs, net          -        -          -      0.01
                               -------- --------   --------  --------
Adjusted diluted earnings per
 common share                     $0.69    $0.58      $2.74     $2.10
                               ======== ========   ========  ========

Weighted average common
 shares outstanding - diluted    68,102   68,494     67,588    66,264




    CONTACT: Station Casinos, Inc., Las Vegas
             Glenn C. Christenson, 800-544-2411 or 702-367-2484
             Executive Vice President/Chief Financial Officer/ Chief Administrative Officer
                     or
             Thomas M. Friel, 800-544-2411 or 702-221-6793
             Vice President of Finance/Controller
                     or
             Lori B. Nelson, 800-544-2411 or 702-367-2427
             Director of Corporate Communications